                                                                    Exhibit 10.2

                           SECONDARY STORAGE AGREEMENT

       This Agreement, by and between Safti-Cell, Inc., its successors or assigns (SCI) and Stem Cell Preservation Technologies, Inc. (SCPT), witnesses that:

       Whereas SCPT is engaged in the business of preservation of adult stem sells and preserves such cells at a primary storage location in Clearwater, Florida, USA, and:

       Whereas SCI is committed to building a future, state-of-the-art, secure, fire-resistant, earthquake-resistant facilities for the storage of such cells, now THEREFORE, upon receipt of $10.00 and other good and valuable consideration which the parties hereby acknowledge, it is agreed that:

       1. SCPT will deliver cryopreserved second units of cells, to SCI for secondary, backup storage.
       2. SCI will maintain the storage of such cells in a secure cryogenic environment.
       3.   Payments to SCI from SCPT will be as follows:
            A) If all SCPT clients are billed for secondary storage or if they are provided secondary storage at no extra cost, SCI will store secondary units at a cost of $10.00 per unit, per annum.
            B) If secondary storage is offered to SCPT clients on an optional basis, SCI will receive, in addition to the $10.00 noted in A) above, 50% of the amount charged over $20.00 per unit, per annum.
       4. If retrieval of a unit of cells is required, the price that is charged to SCI will first cover actual labor costs, plus 10% for overhead. The parties will equally divide the retrieval fee.
       5. Transportation costs for delivery of the back-up unit of cells will be the responsibility of the client and/or its insurance provider.
       6. If SCPT is sold, merged, or enters into a business combination with any other company or entity, this agreement will be included and accepted as a necessary part of any such sale, merger or business combination between SCPT and such other company or entity.
       7. The term of this agreement is for a period of 20 years, and may be extended by mutual agreement of the parties.
       8. During the term of this agreement and any extension thereof, SCPT will receive 2% of all of SCI's net profits from secondary storage, regardless of source.

Dated this 1/st/ day of October, 2001

Safti-Cell, Inc., its                 Stem Cell Preservation Technologies, Inc.
Successors or assigns



By:  /s/ Charles D. Nyberg            By:  /s/ Daniel D. Richard
   ------------------------------        ---------------------------------------
   Charles D. Nyberg, President       Daniel D. Richard, CEO, Chairman of the
                                      Board of Directors